UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2010

ORE PHARMACEUTICAL HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23317	27-1088078
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Main Street, Suite 300
Cambridge, Massachusetts 02142
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 649-2001

610 Professional Drive, Suite 101
Gaithersburg, Maryland  20879

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)       As previously announced, on September 15, 2009, Ore Pharmaceutical Holdings Inc. (the “Company”) received a written notice from The Nasdaq Stock Market (“Nasdaq”) stating that for the previous 30 consecutive business days, the bid price of the Company’s common stock, $0.01 par value per share (the “Common Stock”), had closed below the minimum $1.00 per share requirement for continued listing on The Nasdaq Capital Market pursuant to Marketplace Rule 5550(a)(2).  The notification also stated that, pursuant to Marketplace Rule 5810(c)(3)(A), the Company had a grace period of 180 calendar days, or until March 15, 2010, to regain compliance with the minimum bid price requirement.  In order to have regained compliance, the bid price of the Company’s Common Stock must have closed at $1.00 per share or more for a minimum of 10 consecutive business days during the grace period.  The Company did not regain compliance with the minimum bid price requirement by March 15, 2010. Accordingly, on March 16, 2010, the Company received a written notice from Nasdaq notifying the Company that unless the Company requests a hearing before the Nasdaq Hearings Panel on or before 4:00 p.m. Eastern Time on March 23, 2010, trading of the Common Stock on The Nasdaq Capital Market will be suspended at the opening of business on March 25, 2010, and a Form 25-NSE will be filed by Nasdaq with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s Common Stock from listing and registration on Nasdaq.

If the Company does not appeal Nasdaq’s determination, the Company’s Common Stock may become eligible to trade on the OTC Bulletin Board or in the “Pink Sheets” if a market maker makes application to register in and quote the Common Stock in accordance with SEC Rule 15c2-11, and such application (a “Form 211”) is cleared. Only a market maker, not the Company, may file a Form 211.

The Company does not intend to appeal Nasdaq’s determination.  The Company has begun the process to have its Common Stock quoted on the OTC Bulletin Board following cessation of listing on Nasdaq.  However, there can be no assurance when, if at all, the Common Stock will be eligible for obtaining quotes on the OTC Bulletin Board.  If the Common Stock is not so eligible, the Company expects that its Common Stock would be traded in the “Pink Sheets”.

(b), (c) and (d):  Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORE PHARMACEUTICAL HOLDINGS INC.

Dated: March 22, 2010	/s/ Benjamin L. Palleiko
Benjamin L. Palleiko
Senior Vice President and Chief Financial Officer